UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2006

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 961-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2006, VeriSign, Inc. (“VeriSign”) entered into a Credit Agreement (the “Credit Agreement”) among VeriSign, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer, the other lenders party thereto (the “Lenders”), Citicorp USA, Inc., as Syndication Agent, JPMorgan Chase Bank, N.A., KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book running managers.

The Credit Agreement provides for a $500 million senior unsecured revolving credit facility (the “Facility”), under which VeriSign, or certain designated subsidiaries may be borrowers. The Facility includes (1) a $50 million sublimit for the issuance of standby letters of credit for the account of VeriSign to support its obligations or obligations of its subsidiaries, (2) a $50 million sublimit for swing line loans to VeriSign, (3) a $100 million sublimit for multicurrency borrowings, and (4) a $100 million sublimit for loans to certain non-U.S. wholly-owned subsidiaries of VeriSign. VeriSign also has the option to invite Lenders to bid for loans with maturities ranging from one to six months, in the case of LIBOR Rate Loans (defined below), and 14 to 180 days in the case of Base Rate Loans (defined below), for requested amounts, up to $100 million in the aggregate (“Competitive Bid Loans”). At the closing, $174 million of the Facility was used to refinance VeriSign’s borrowings under a credit agreement that expires on July 10, 2006. The remainder of the Facility was undrawn at the closing. Any other borrowings under the Facility will be used for working capital, capital expenditures, permitted acquisitions and repurchases of VeriSign’s common stock and other lawful corporate purposes.

Loans bear interest at a rate per annum equal to, at the election of VeriSign, (i) the Adjusted LIBOR Rate, plus a margin of between 0.50% and 1.025% (“LIBOR Rate Loans”), depending on VeriSign’s ratio of funded indebtedness to EBITDA as calculated pursuant to the Credit Agreement (the “Leverage Ratio”), or (ii) the higher of (A) the prime rate, as announced from time to time by Bank of America, N.A., and (B) the Federal Funds rate plus 0.50% (“Base Rate Loans”). VeriSign is required to pay the Lenders under the revolving credit facility a commitment fee at a rate per annum of between 0.125% and 0.225%, depending on the Leverage Ratio, payable quarterly in arrears.

The revolving credit facility terminates on June 7, 2011 at which time outstanding borrowings under the revolving credit facility are due. VeriSign may optionally prepay loans under the Credit Agreement other than Competitive Bid Loans at any time, without penalty, subject to reimbursement of certain costs in the case of LIBOR borrowings.

The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. Affirmative covenants include, among others, financial and other reporting, maintenance of existence, payment of obligations, maintenance of properties, maintenance of insurance, compliance with laws, maintenance of books and records, maintenance of approvals and authorizations, and an agreement to cause future material domestic subsidiaries to become parties to the Subsidiary Guaranty referred to below. Negative covenants include, among others, limitations on incurrence of liens, limitations on investments, limitations on incurrence of additional indebtedness, limitations on mergers and acquisitions, limitations on asset sales, limitations on dividends, share redemptions and other restricted payments, limitations on changing its business, limitations on entering into certain types of burdensome agreements and limitations on transactions with affiliates. The Credit Agreement includes two financial covenants: (1) that VeriSign not permit the ratio of consolidated EBITDA to consolidated interest charges for any four fiscal quarters to be less than 2.50:1.00, and (2) that VeriSign not permit the Leverage Ratio to exceed 3.00: 1.00 at any time during any period of four fiscal quarters.

The Credit Agreement contains customary events of default, including among others, non payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, certain undischarged judgments, bankruptcy, insolvency or inability to pay debts, the occurrence of certain ERISA events, or a Change of Control (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable. A bankruptcy event of default causes such obligations automatically to become immediately due and payable.

The obligations of VeriSign under the Credit Agreement are guaranteed by the material U.S. subsidiaries of VeriSign pursuant to a Subsidiary Guaranty, dated June 7, 2006 (the “Guaranty Agreement”). The obligations of any subsidiaries that become borrowers under the Credit Agreement are guaranteed by VeriSign pursuant to a Company Guaranty, dated June 7, 2006 made by VeriSign in favor of the Administrative Agent and the Lenders.

The descriptions of the Credit Agreement, the Subsidiary Guaranty and the Company Guaranty contained herein are qualified in their entirety by reference to those agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 7, 2006, VeriSign entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Number	Description
10.1	Credit Agreement dated as of June 7, 2006 among VeriSign, Inc., the Designated Borrowers named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, Citicorp USA, Inc., as Syndication Agent, JPMorgan Chase Bank, N.A., KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book running managers.

10.2	Subsidiary Guaranty dated June 7, 2006, made by the subsidiaries of VeriSign, Inc. named therein in favor of the Lenders party to the Credit Agreement and Bank of America, N.A., as Administrative Agent.

10.3	Company Guaranty dated June 7, 2006, made by VeriSign, Inc., in favor of the Lenders party to the Credit Agreement and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERISIGN, INC.

Date: June 7, 2006	By:	/s/ James M. Ulam
James M. Ulam Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description
10.1	Credit Agreement dated as of June 7, 2006 among VeriSign, Inc., the Designated Borrowers named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, Citicorp USA, Inc., as Syndication Agent, JPMorgan Chase Bank, N.A., KeyBank National Association and U.S. Bank National Association, as Co-Documentation Agents, and Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book running managers.

10.2	Subsidiary Guaranty dated June 7, 2006, made by the subsidiaries of VeriSign, Inc. named therein in favor of the Lenders party to the Credit Agreement and Bank of America, N.A., as Administrative Agent.

10.3	Company Guaranty dated June 7, 2006, made by VeriSign, Inc., in favor of the Lenders party to the Credit Agreement and Bank of America, N.A., as Administrative Agent.